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                                                                     Exhibit 8.1


                    VENABLE, BAETJER, HOWARD & CIVILETTI, LLP
                    -----------------------------------------
                            1200 NEW YORK AVENUE, NW
                            ------------------------
                                   SUITE 1000
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                              WASHINGTON, DC 20005
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                                 (202) 962-4800
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                              (202) 962-8300 (FAX)
                              --------------------



                                 April 11, 2002


Board of Directors
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

  Re:  U.S. Federal Income Tax Consequences of Recapitalization of CERBCO, Inc.
       ------------------------------------------------------------------------

Gentlemen:

         We have acted as tax and securities counsel to CERBCO, Inc. ("CERBCO"), a Delaware corporation, in connection with certain transactions contemplated in that certain Amended and Restated Recapitalization Agreement and Plan of Merger ("Agreement"), dated as of March 25, 2002, between CERBCO and CERBCO Recapitalization Subsidiary, Inc. ("Recapitalization Subsidiary"), a Delaware corporation and wholly owned subsidiary of CERBCO. The merger and recapitalization are described in the Registration Statement on Form S-4 (File No. 333-82814) filed by CERBCO with the Securities and Exchange Commission on February 14, 2002, as amended through the date hereof, including, without limitation, the Proxy Statement/Prospectus contained therein and accompanying appendices and exhibits (collectively referred to as the "Registration Statement"). In connection with the filing of the Registration Statement with the Securities and Exchange Commission, you have requested our opinion concerning the material U.S. Federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), to CERBCO and its stockholders from the proposed merger and recapitalization. All capitalized terms that are not otherwise defined herein have the meaning assigned to them in the Registration Statement.

         In rendering this opinion, we have examined: (a) the Registration Statement, including, without limitation, the Proxy Statement/Prospectus and accompanying appendices and exhibits; (b) an Officers' Certificate of even date herewith by the officers of CERBCO (the "Officers' Certificate"); and (c) such other documents and corporate records as we have deemed necessary or appropriate.

         In rendering this opinion, we have relied upon and assumed the truth, accuracy and completeness of all relevant information, facts, statements, representations and covenants contained in the foregoing documents. We have not made an independent investigation of the facts set forth in any of the foregoing documents received by us, including, without limitation,

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CERBCO, Inc.

April 11, 2002
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the Officers' Certificate, and nothing has come to our attention which leads us to believe that the representations made in the Officers' Certificate are not true and correct.

         In providing this opinion, we have relied upon the opinion of The Bayard Firm, a copy of which is included as Exhibit 8.2 to the Registration Statement, to the effect that, subject to the assumptions, limitations and qualifications contained therein, upon filing of the Agreement or a corresponding certificate of merger with the Delaware Secretary of State, the merger will be a valid statutory merger under the laws of the State of Delaware. In addition, we have assumed that: (i) the merger and recapitalization will be consummated in accordance with the Agreement and as described in the Registration Statement; (ii) the fair market value of the consideration received by each exchanging CERBCO stockholder will be approximately equal to the fair market value of the CERBCO stock surrendered in the exchange; and (iii) all information, facts, statements, representations, assumptions and covenants contained in the foregoing documents and the Officers' Certificate are true, accurate and complete as of the date hereof and will remain, true, accurate and complete as of the effective time of the merger and recapitalization. Any inaccuracy in any of the information, facts, statements, representations and assumptions or breach of any covenants in the Officers' Certificate could adversely affect our opinion.

         Based on the foregoing and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:


         The discussion in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences," except as otherwise indicated, expresses our opinion as to the material U.S. Federal income tax consequences of the merger and recapitalization to the holders of CERBCO stock.


         Our opinion is based on various Code provisions, Income Tax Regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters (collectively, the "Applicable Law"), in each case as in effect on the date hereof. We express no opinion with respect to the applicability thereto, or the effect thereon, of other Federal laws, the laws of any state or other jurisdiction or any foreign law. No private letter ruling concerning the U.S. Federal income tax consequences of the merger and recapitalization has been or will be requested from the Internal Revenue Service. Therefore, our opinion is not binding on the Internal Revenue Service or the courts and does not foreclose the

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CERBCO, Inc.

April 11, 2002
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possibility of a contrary determination by the Internal Revenue Service or by a court of competent jurisdiction, or a contrary position by the Internal Revenue Service or the U.S. Treasury Department in Income Tax Regulations or rulings issued in the future.

         No opinion may be inferred or implied beyond the matters expressly stated in this opinion letter, and the opinion stated above must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this opinion letter. We undertake no obligation to supplement this opinion if any Applicable Law changes after the date hereof or if, after the date hereof, we become aware of any facts that might change the opinion contained herein.


         This opinion is rendered solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus that forms a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission. This opinion may not be relied upon for any other purpose whatsoever without our prior written consent.


                                              Very truly yours,

                                              /s/ VENABLE, BAETJER, HOWARD &
                                              CIVILETTI, LLP